EXHIBIT 10.1

SERVICES AND COMPENSATION AGREEMENT

This SERVICES AND COMPENSATION AGREEMENT (this “Agreement”) is made and entered into as of the 6th day of March, 2018 between AIRBORNE WIRELESS NETWORK, a corporation organized and existing under the laws of the State of Nevada (“ABWN”) and South Bay Aviation Inc., a corporation organized and existing under the laws of the State of California (“SBA”) (each of South Bay Aviation and ABWN may hereinafter be referred to as a “Party” and together as the “Parties”).

RECITALS

WHEREAS, ABWN is an early stage company with the principal business strategy of developing, marketing and licensing a high-speed meshed broadband airborne wireless network by linking commercial aircraft in flight. ABWN calls this network the “Infinitus Super Highway” (“Infinitus”). ABWN intends to act as a wholesale carrier, licensing bandwidth to, among others, data service providers (such as major telecommunications companies and other Internet service providers) that provide broadband services to end users, to government agencies and to companies that desire a more robust private broadband network for manufacturers, IFE providers, Shipping Industries as well as others.

WHEREAS, ABWN intends to conduct a two-plane test utilizing two Cessnas (or equivalent planes) installed with Infinitus technology incorporating the free space optics underlying the Company’s patent application filed on July 25, 2017 which seeks exclusive rights to ABWN’s method of synchronizing free space optic links between aircraft in flight. The intent of this test (the “Cessna proof of test”) is to establish a radio frequency link between the two aircraft to share position information and then establish a free space optical (laser) link for acquisition, tracking re-acquisition and optical transmission of data, to measure throughput and data packet-loss rates. The test is being designed to prove that “self‑synchronizing” and “self-restoring” airborne free space optics links are feasible and practical. As such, ABWN requires active airworthy Cessnas (or equivalent light aircraft) in order to complete the Cessna proof of test as it pursues its initial certifications for the Infinitus Super Highway and the equipment related thereto that will be installed on aircraft;

WHEREAS, SBA owns, sells and operates aircraft and can provide services to ABWN to assist in the completion of the Cessna proof of test; and

WHEREAS, ABWN desires for SBA to provide to ABWN the services specified in this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

I.	PURPOSE OF THE AGREEMENT

Subject to the terms of this Agreement, SBA shall provide to ABWN the Services for the Term (hereinafter defined).

4115 Guardian Street • Suite - C • Simi Valley • California 93063-3382 • Telephone +1 805-583-4302 • www.airbornewirelessnetwork.com

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II.	TERM OF AGREEMENT

The term of this Agreement (the “Term”) shall commence on the date hereof and shall end on May 31st 2018 at which time the agreement shall automatically renew unless canceled by either party. Either party can terminate this Agreement at any time for any reason.

III.	SERVICES

3.1	During the Term, SBA shall provide the following services to ABWN (the “Services”):

(a)	Operate (or arrange for the operation of) the aircraft listed on Schedule I attached hereto (the “Aircraft”) during the Term for the purpose of demonstration of the Infinitus Super Highway (collectively, the “Flights”);

(b)	Provide auxiliary assistance to ABWN in connection with fitting and removing equipment from the Aircraft;

(c)	Assist in procuring insurance for the operation of the Flights;

(d)	Such other services relating to (i) the installation and removal of equipment for the Infinitus Super Highway on the Aircraft and which are consented to by SBA, in its sole discretion;

(e)	Provide secure hanger storage while the participating aircraft and onboard equipment are not in use; and

(f)	Provide an FAA certified mechanic as required for assistance and installation and removal and record keeping of the modifications.

IV.	FLIGHTS

The consecutive 21 day “flight testing period” are anticipated to take place during April and May 2018 on dates as mutually agreed upon by ABWN and SBA or shortly thereafter subject to unforeseen delays such as weather and/or obtaining required FAA approvals. Any delays shall be in accordance under Schedule II. Unless consented to by SBA, the Flights shall be limited to flights within the state of California and shall not include any flight time outside United States airspace. SBA shall make the Aircraft available for at least 21 consecutive days the “flight testing period” with a maximum 5-day extension at rates defined under Schedule II.

ABWN shall assist SBA to ensure that the Infinitus Super Highway equipment is removed from the Aircraft within five (5) business days from completion of the Cessna proof of test and that the participating aircraft Standard Airworthiness certificates held in suspension are fully restored.

V.	COSTS AND EXPENSES

At the direction of SBA, ABWN shall either directly pay or reimburse SBA for: (a) all out of pocket costs incurred in connection with the performance of the Services including but not limited to (i) fees and costs necessary to obtain the permits to be issued by the Federal Aviation Administration or any representative thereof (including but not limited to the fees and the costs of the designated airworthiness representative); (ii) fuel cost; (iii) insurance premiums; (iv) landing and take-off fees; (v) storage fees; (vi) pilots fees and costs; (vii) the fees and costs of any Third Party Advisors (defined below); (viii) maintenance fees and repair costs to place the Aircraft back into serviceable condition after the removal of the equipment relating to the Infinitus Super Highway and (b) travel and lodging fees for employees of SBA in relation to this Agreement (“Service Costs”). Upon receipt of an invoice for any Service Costs, ABWN shall promptly, but not later than 5 days after receipt thereof, pay the amount specified in such invoice. ABWN shall pay all aircraft operational costs according to Schedule II Compensation below.

Airborne Wireless Network • 4115 Guardian Street • Suite - C • Simi Valley • California 93063-3382

Telephone +1 805-583-4302 • www.airbornewirelessnetwork.com

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VI.	THIRD PARTY ADVISORS

SBA if required shall be entitled to retain any third-party advisors or contractors, subject to approval by ABWN (legal, technical, etc.) (“Third Party Advisors”) as deemed necessary by SBA to complete any of the Services, including as necessary to conduct inspections of the Aircraft, and to disassemble and store parts of the Aircraft.

VII.	LIABILITY AND INDEMNITY

In consideration for SBA performing the Services, Airborne agrees to defend, indemnify and hold harmless the Indemnitees (defined below) from and against any Claim (defined below). For purposes of this Agreement, the term “Claim” means (i) any loss, cost or expense paid or incurred by the Indemnitees resulting from or relating to the Services (a “Loss”) and (ii) all losses, costs or expenses paid or incurred by Indemnitees resulting from or relating to any attempt to investigate, defend, mitigate or reduce a Loss, including reasonable attorneys’ fees incurred by Indemnitees in connection therewith. For purpose of this Agreement, the term “Indemnitees” shall mean South Bay Aviation Inc., its affiliates and each of their respective officers, shareholders, members, managers, directors, employees and agents. Notwithstanding the foregoing, ABWN shall have no liability to an Indemnitee for any Claims directly arising from the gross negligence, bad faith or willful misconduct of such Indemnitee.

VIII.	INSURANCE

A. Once the flight term commences, SBA shall procure hull insurance for each program aircraft; and such coverage shall name ABWN as an additional insured and shall include those industry standard provisions that are required by SBA.

B. ABWN will maintain adequate liability insurance covering the Infinites Super Highway equipment throughout the duration of this Agreement while in operation onboard the subject aircraft, including during the modifications, ground demonstration phases; as well as during such periods while the system is on the ground and not in use.

C. Throughout the Term, ABWN and any third-party service providers (the “Third Party Service Providers”) involved in the installation, testing and/or removal of the Infinitus Super Highway and any equipment related thereto shall maintain (i) third party liability insurance; (ii) worker’s compensation insurance; and (iii) products liability insurance in the amounts and of the types required by SBA. Such insurance shall name the Indemnitees as additional insureds.

IX.	DISCLAIMER

SBA HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING ENTERED INTO THIS AGREEMENT, OR COMPLETING ANY FLIGHT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) AND ABWN HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO AIRWORTHINESS, CONDITION, DESIGN, OPERATION,

Airborne Wireless Network • 4115 Guardian Street • Suite - C • Simi Valley • California 93063-3382

Telephone +1 805-583-4302 • www.airbornewirelessnetwork.com

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MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND ABWN HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. SBA SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WHATSOEVER TO ABWN OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT, OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF SBA OR OTHERWISE, FOR: (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED, DIRECTLY OR INDIRECTLY, BY THE AIRCRAFT OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH; (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO; (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS, ANY ANTICIPATED PROFITS, ANY INCIDENTAL DAMAGES OR ANY CONSEQUENTIAL DAMAGES; OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT.

X.	COMPENSATION

In consideration for the performance of the Services, ABWN shall provide the compensation to SBA in accordance to Schedule II attached hereto.

XI.	EXCUSABLE DELAY

Under this Agreement, neither Party shall be deemed responsible for any delay in performance or failure to perform under the terms of this Agreement if such delays or failures are caused by severe weather, war, labor-initiated strikes or work stoppages, acts of God, natural disasters or government action due to war or national emergency.

XII.	GOVERNING LAW

A. This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of California, including all matters of construction, validity and performance, without regard to conflicts of laws principles. In any suit arising out of this Agreement, each party hereby irrevocably agrees and consents to be subject to the non-exclusive personal jurisdiction of the state and federal courts located in Los Angeles, California, and that the venue for such suit is proper in Los Angeles California.

B. ABWN hereby irrevocably designates, appoints and empowers Michel J. Warren, CEO at its office at Simi Valley, as its authorized agent for service of process in the State of California in any suit or proceeding with respect to this Agreement. ABWN hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court located in Los Angeles, California and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Airborne Wireless Network • 4115 Guardian Street • Suite - C • Simi Valley • California 93063-3382

Telephone +1 805-583-4302 • www.airbornewirelessnetwork.com

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XIII.	MISCELLANEOUS

A. None of the parties hereunder will assign or transfer all or any of its rights and/or obligations under this Agreement without the prior written consent of the other parties.

B. The provisions of this Agreement will not be varied or amended otherwise than by an instrument in writing executed by all of the parties hereto.

C. Any notice or other communication under or in connection with this Agreement will be in writing and will be delivered personally, by facsimile or by e-mail, to the respective addresses, facsimile numbers or e-mail addresses given below or such other address or facsimile number as the recipient may have notified to the sender in writing.

to South Bay Aviation Inc. at:

South Bay Aviation Inc.

3481 Airport Drive

Torrance, California 90505

Attn: Richard Seals

Tel: (310) 791-5454

e-mail: sealsr@ix.netcom.com

to Airborne Wireless Network at:

Airborne Wireless Network

4115 Guardian St. Suite C

Simi Valley. California 93603

Attention: Michael Warren

Tel: (805) 583-4302

e-mail: Michael@airbornewirelessnetwork.com

D. Notices hereunder will be deemed to be given upon such personal delivery or on the Business Day immediately after being e-mailed.

E. If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

F. This Agreement may be executed in any number of separate counterparts by the parties, and each counterpart will when executed and delivered be an original document, but all counterparts will together constitute one and the same instrument.

Airborne Wireless Network • 4115 Guardian Street • Suite - C • Simi Valley • California 93063-3382

Telephone +1 805-583-4302 • www.airbornewirelessnetwork.com

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G. This Agreement constitutes, on and as of the date hereof, the entire agreement of the Parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by the Party against whom enforcement of such amendment, change, waiver or discharge is sought and no provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Party against whom enforcement of such agreement is sought.

H. Neither of the Parties may assign any of its rights or delegate any of its obligations hereunder without the Prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, delayed, or denied.

I. This Agreement may be executed in any number of separate counterparts by the Parties hereto, all such counterparts together constituting but one and the same instrument. Copies of this Agreement and the documents to be delivered hereunder, if transmitted by facsimile, shall be deemed to be and treated the same as executed originals; provided that the original of any document delivered by facsimile transmission shall, upon request, also be delivered by mail or private delivery service.

J. Any failure at any time of either Party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such Party to enforce such provision at any subsequent time.

K. If any provision of this Agreement is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

Airborne Wireless Network • 4115 Guardian Street • Suite - C • Simi Valley • California 93063-3382

Telephone +1 805-583-4302 • www.airbornewirelessnetwork.com

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

South Bay Aviation Inc.

By:	/s/ Richard Seals
Name:	Richard Seals
Title:	President

AIRBORNE WIRELESS NETWORK

By:	/s/ Michael J. Warren
Name:	Michael J. Warren
Title:	CEO

Airborne Wireless Network • 4115 Guardian Street • Suite - C • Simi Valley • California 93063-3382

Telephone +1 805-583-4302 • www.airbornewirelessnetwork.com

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SCHEDULE I

Aircraft shall mean:

(i)	Cessna 172 aircraft bearing manufacturer’s serial number 17280653 and United States Registration Mark N21SZ;

(ii)	Cessna 172 aircraft bearing manufacturer’s serial number 17280532 and United States Registration Mark N433FR;

(iii)	Any other Cessna aircraft which SBA substitutes for (i) and/or (ii) above, subject to approval by ABWN. However, if SBA substitutes another aircraft, the substituted aircraft shall be available for the balance of the Term.

Airborne Wireless Network • 4115 Guardian Street • Suite - C • Simi Valley • California 93063-3382

Telephone +1 805-583-4302 • www.airbornewirelessnetwork.com

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SCHEDULE II

COMPENSATION

I.	Payment

Upon commencement of the modifications and flight testing period, ABWN shall pay to SBA a 50% deposit of the total proposed costs. Balance shall be due immediately upon completion of the flight operations and removal of the Infinitus Network equipment from the flight test subject aircraft. It is understood that South Bay Aviation’s primary business is seasonal and that it ramps up during the spring and summer months; as such the following schedule reflects these cost increases if the flight testing program falls within the associated months.

The proposed rate for the two aircraft and services described in section III excluding Pilots is $22,950.00 for the 21 consecutive days “flight testing period” occurring within March through April 2018. Any extension beyond the 21 days is at a rate of $950.00 per day plus hanger costs of $150.00 per day during this period.

If the 21-day flight testing period occurs within the months of May and June 2018, the proposed rate is $31,350.00. Any extension beyond the 21 days is at a rate of $1,350.00 per day plus hanger costs of $150.00 per day during this period.

If the 21-day flight testing period occurs during the months of July and August 2018, the proposed rate will be $37,020. Any extension beyond the 21 days is at a rate of $1,620.00 per day plus hanger costs of $150.00 per day during this period.

If any pay period overlaps a higher rate time period ABWN will be billed at the higher rate for the portion of the higher rate overlapping period.

ABWN will be procuring pilots separately. In the event that SBA fails to make the program aircraft or like aircraft available to ABWN within a 24 period all deposits shall be returned to ABWN without off set. All outstanding balances are due within five business days of completion of the flight testing period.

Airborne Wireless Network • 4115 Guardian Street • Suite - C • Simi Valley • California 93063-3382

Telephone +1 805-583-4302 • www.airbornewirelessnetwork.com

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